     Exhibit C - Unaudited Consolidated Selected Financial Information of
                       Electronic Payment Services, Inc.

                       Electronic Payment Services, Inc.

             Consolidated Balance Sheet--Unaudited (In thousands)

                           As of September 30, 1998

         Assets
  Current assets
    Cash and equivalents                                  $ 16,425
    Accounts receivable, less allowance of $1,829
    and $1,907 in 1998 and 1997, respectively               27,412
    Deferred income taxes                                    3,022
    Due from stockholders                                    3,462
    Inventory and supplies                                     578
    Prepaid expenses and other current assets                2,448
                                                          --------
  Total current assets                                      53,347
  Property and equipment                                   180,870
  Accumulated depreciation and amortization                (73,394)
                                                          --------
                                                           107,476
  Intangible assets
    Goodwill                                                82,071
    Customer lists and other                                30,970
                                                          --------
                                                           113,041
    Accumulated amortization                               (35,001)
                                                          --------
                                                            78,040
  Capitalized software development costs                    16,133
  Other assets                                               4,781
                                                          --------
  Total assets                                            $259,777
                                                          ========

                       Electronic Payment Services, Inc.

             Consolidated Balance Sheet - Unaudited (in thousands)

                           As of September 30, 1998

  Liabilities and stockholders' equity

  Current liabilities
   Borrowings under credit agreement                                  $  28,000
   Current portion of long-term debt                                     25,000
   Accounts payable                                                      21,125
   Due to stockholders                                                    1,153
   Accrued liabilities                                                   27,510
   Deferred income                                                        7,870
   Income taxes payable                                                   9,405
                                                                      ---------

  Total current liabilities                                             120,063

  Long-term debt, net of current portion                                106,250
  Other liabilities                                                      14,544
  Deferred income taxes                                                  15,208

  Stockholders' equity (deficiency)
    Preferred stock, par value $163.60; 4,600 shares authorized,
     issued and outstanding                                                 752
    Common stock, par value $.01; 10,000,000 shares authorized;
     3,752,375 and 3,750,000 shares issued and outstanding                   38
    Paid-in capital                                                     196,162
    Deemed dividend                                                    (245,400)
    Retained earnings                                                    52,160
                                                                      ---------

  Total stockholders' equity                                              3,712
                                                                      ---------

  Total liabilities and stockholders' equity                          $ 259,777
                                                                      =========

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                       Electronic Payment Services, Inc.

                 Consolidated Statements of Income - Unaudited

                     (in thousands except per share data)

                                                            Nine Months Ended
                                                               September 30
                                                          ----------------------
                                                             1998        1997
                                                          ----------  ----------
Revenues                                                  $  172,371  $  148,425

Expenses:
  Processing and equipment                                    62,263      51,962
  Customer and product support                                25,086      23,345
  Selling, general and administrative                         25,884      25,440
  Product development                                         14,495      11,582
  Amortization of intangible assets                            4,866       4,707
  Interest expense, net of $544 and $391 interest income
   in 1998 and 1997, respectively                              7,725       9,860
                                                          ----------  ----------

Total expenses                                               140,319     126,896
                                                          ----------  ----------

Income before income taxes                                    32,052      21,529

Provision for income taxes                                    13,462       9,473

                                                          ----------  ----------
Net income                                                    18,590      12,056

Dividend on preferred stock                                       28          28

                                                          ----------  ----------
Net income available for common stock                     $   18,562  $   12,028
                                                          ==========  ==========

Net income per common share                               $     4.95  $     3.21
                                                          ==========  ==========

Average common shares outstanding                          3,750,374   3,750,000